Exhibit 5.1

May 10, 2022

Truist Financial Corporation

214 N. Tryon Street

Charlotte, NC 28202

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are the Senior Executive Vice President, Chief Legal Officer, Head of Public Affairs, and Corporate Secretary and the Deputy General Counsel — Corporate and Employment, respectively, of Truist Financial Corporation, a financial holding company that is subject to regulation under the Bank Holding Company Act of 1956, as amended, and is organized under the laws of the State of North Carolina (the “Corporation”). Our opinion has been requested with respect to a Registration Statement on Form S-8 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit thereto) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 42,712,221 shares of the Corporation’s common stock, par value $5.00 per share (“Common Stock”), issuable pursuant to the Truist Financial Corporation 2022 Incentive Plan (the “2022 Incentive Plan”), and (ii) 65,000,000 shares of the Common Stock (together with the shares of Common Stock referred to in clause (i), the “Shares”) issuable pursuant to the Truist Financial Corporation 2022 Employee Stock Purchase Plan (together with the 2022 Incentive Plan, the “Plans”).

In connection with the foregoing, we, or others who report to either of us, have examined the Registration Statement, the Plans, and such other records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, minutes, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below.

In making such examination and in rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents, and the legal capacity of all individuals executing any of the foregoing documents. We have further assumed that there will be no material changes in the documents we have examined and that, at all times prior to the issuance of the Shares, the Corporation will maintain a sufficient number of authorized but unissued shares of Common Stock available for such issuance.

Truist Financial Corporation

May 10, 2022

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that when the Registration Statement has become effective under the Securities Act and the Shares are issued and delivered in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

The Chief Legal Officer of the Corporation is a member of the Bar of the Commonwealth of Virginia, and the Deputy General Counsel — Corporate and Employment of the Corporation is a member of the Bar of the State of North Carolina. We express no opinion in this letter other than as to the federal law of the United States of America and the laws of the State of North Carolina, each as in effect on the date hereof. For purposes of the opinions expressed above, all matters of North Carolina law have been passed upon solely by the Deputy General Counsel — Corporate and Employment of the Corporation, and all matters as to the federal law of the United States of America have been passed upon solely by the Chief Legal Officer of the Corporation in reliance upon the matters of North Carolina law passed upon by the Deputy General Counsel — Corporate and Employment of the Corporation. This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing) and the laws of the United States of America that are, in the experience of each of us, normally applicable to the transactions of the type provided for in the Registration Statement, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or any other laws of the State of North Carolina or the United States of America. Notwithstanding the foregoing, we are not rendering any opinion with respect to North Carolina state securities or blue sky laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that either of us is within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

This opinion is given on the basis of the law and the facts existing as of the date hereof. We undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

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Truist Financial Corporation

May 10, 2022

Very truly yours,

/s/ Ellen M. Fitzsimmons
Ellen M. Fitzsimmons
Senior Executive Vice President, Chief Legal
Officer and Head of Public Affairs, and
Corporate Secretary

/s/ Keith L. Thornton
Keith L. Thornton
Deputy General Counsel – Corporate and
Employment